EXHIBIT 32.1

Certification of Periodic Financial Reports

Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Allied Motion Technologies Inc. (the “Company”) certifies to his knowledge that:

(1)                                 The Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2016 fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)                                 The information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 4, 2016	/s/ Richard S. Warzala
Richard S. Warzala
Chief Executive Officer